EXHIBIT 99.1
[DIGITAS LOGO]

Contact: Nina Kondo
(617) 867-1125
nkondo@digitas.com

DIGITAS REPORTS FOURTH QUARTER AND FULL YEAR 2002 RESULTS

•    Fee revenue grows by 9% over fourth quarter 2001
•    Cash balance continues to grow
•     Strong finish to a good year in an economically challenging environment

BOSTON, January 29, 2003 — Digitas Inc. (Nasdaq: DTAS) today reported results for the fourth quarter and full year ending December 31, 2002, in line with management’s expectations.

Fourth Quarter Results

Digitas reported fee revenue for the fourth quarter of 2002 of $51.4 million, compared with $47.0 million for the fourth quarter of 2001. Total revenue, including reimbursable pass-through expenses, was $92.3 million for the fourth quarter of 2002, compared to $66.6 million for the fourth quarter of 2001. The company reported net income of $1.7 million, or $0.03 per share, for the fourth quarter of 2002, as compared to a net loss of $6.3 million, or $0.10 per share, in the prior year period. Pro forma cash earnings1 were $4.1 million, or $0.06 per diluted share, for the fourth quarter of 2002, as compared to pro forma cash earnings of $1.0 million, or $0.02 per diluted share, for the fourth quarter of 2001. EBITDA (earnings before interest, taxes, depreciation, and amortization) was $6.7 million for the fourth quarter of 2002, as compared to $4.4 million for the fourth quarter of 2001. The company’s cash balance at December 31, 2002, was $68.8 million, as compared to $46.5 million at December 31, 2001. The company also reported that it repurchased 335,000 shares of its common stock, at an average price of $2.76 per share, during the fourth quarter of 2002.

David Kenny, Chairman and Chief Executive Officer of Digitas, said, “Relationship marketing is increasingly important to our clients’ success, which is why we believe they continue to shift marketing spending toward the services where we excel. Even in a difficult and uncertain environment, Digitas has executed well for both our clients and our investors.”

Full Year 2002 Results

For the year ended December 31, 2002, Digitas reported fee revenue of $203.9 million, compared with $235.5 million for the prior year. Total revenue, including reimbursable pass-through expenses, was $321.0 million for the year 2002, as compared to $335.3 million for the prior year. The company reported a net loss of $40.3 million, or $0.65 per share, for the year 2002, as compared to a net loss of $94.1 million, or $1.58 per share, for the prior year. Pro forma cash earnings1 were $16.0 million, or $0.23 per diluted share, for the year 2002, compared to a pro forma cash loss of $16.8 million, or $0.25 per diluted share, for the prior year. EBITDA, less any restructuring charges, was $27.7 million for the year 2002, as compared to negative $3.5 million for the prior year. Restructuring charges totaled $47.1 million and $41.9 million for 2002 and 2001, respectively.

Guidance

Digitas said it anticipates fee revenue of $52 million–$54 million for the first quarter of 2003. The company also said it expects to achieve earnings per share calculated in accordance with generally accepted accounting principles of $0.04– $0.07 in the first quarter of 2003. In addition, Digitas expects pro forma cash earnings1 of $0.07–$0.09 per diluted share for the first quarter of 2003.

Jeff Coté, Chief Operating and Financial Officer of Digitas, said, “We believe the company is well positioned for continued growth in revenue, earnings, and cash flow. However, much depends on the economic and political situation. While we have good visibility into the first quarter, our clients continue to be prudent around 2003 spending levels. Given that, we remain cautiously confident about our outlook for 2003.”

Digitas will discuss its fourth quarter and full year performance on a conference call this afternoon at 4:30 p.m. (Eastern). The call-in number is 888-689-4452.

About Digitas

Digitas (www.digitas.com) helps companies attract, retain, and grow profitable customer relationships. During more than 20 years in business, Digitas has been repeatedly recognized as a leader in customer relationship management services—combining strategy, creative, and technology in a way that results in measurable, lasting improvements in our clients’ marketing productivity.

The company’s client roster includes: Allstate, American Express, AT&T, Bayer Pharmaceuticals, Best Buy, Celebrity Cruises, Delta Air Lines, FedEx, General Motors, L.L.Bean, Morgan Stanley, and Six Continents, to name a select few.

Digitas employs more than 1,100 people and has offices in Boston, Chicago, London, New York, and San Francisco. Please visit www.digitas.com to find out how we combine marketing with technology to deliver extraordinary results.

1 The company’s pro forma cash earnings(loss) calculation excludes from its GAAP earnings(loss) amortization of intangible assets, stock-based compensation, restructuring charges and extraordinary items, if any, and employs the company’s actual tax provision. The company believes its pro forma cash earnings(loss) calculations are meaningful as they exclude any nonstandard and noncash charges to the operations of the business. The following table reconciles pro forma cash earnings(loss) to GAAP earnings(loss):

(in thousands)	3 months ended 12/31/02	3 months ended 12/31/01	Year ended 12/31/02	Year ended 12/31/01
GAAP earnings(loss)	$1,696	$(6,293)	$(40,300)	$(94,088)

Amortization of intangible assets	177	6,309	706	25,238

Stock-based compensation	2,220	975	8,447	10,147

Restructuring expenses	—	—	47,114	41,888

Total of adjustments	$2,397	$7,284	$56,267	$77,273

Pro forma cash earnings(loss)	$4,093	$991	$15,967	$(16,815)

Statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding expectations with respect to future revenues, cash flow, profitability, and working capital and statements regarding the company’s future business prospects. These and all other forward-looking statements in this press release are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from those projected or implied in such forward-looking statements. Such factors include, without limitation, overall economic and business conditions, the demand for the company’s services (including the willingness and ability of the company’s clients to maintain or expand their spending), competitive factors in the company’s markets, the company’s ability to sublet its excess real estate in the anticipated time frame and the company’s ability to effectively manage its growth and client relationships, among other factors. A further list and description of some of the risks and uncertainties potentially impacting the company’s business and future performance can be found in the company’s filings with the Securities Exchange Commission. Guidance offered by Digitas senior management today represents a point-in-time estimate made early in the quarter. The company expressly disclaims any current intention or obligation to update this forecast or any other forward-looking statement contained in this press release. The recording of the conference call containing this forecast will be available by telephone (800-642-1687, conference ID 7531354) and on the company’s Web site (www.digitas.com) for one week.

DIGITAS INC.
STATEMENT OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended December 31, (unaudited)		Year Ended December 31,
	2002	2001	2002	2001
Revenue:
Fee revenue	$51,407	$46,953	$203,931	$235,514
Pass-through revenue	40,854	19,661	117,093	99,781

Total revenue	92,261	66,614	321,024	335,295

Operating expenses:
Professional services costs	30,780	28,729	120,430	157,694
Pass-through expenses	40,854	19,661	117,093	99,781
Selling, general and administrative expenses	16,649	17,359	67,748	95,545
Restructuring expenses	—	—	47,114	41,888
Stock-based compensation	2,220	975	8,447	10,147
Amortization of intangible assets	177	6,309	706	25,238

Total operating expenses	90,680	73,033	361,538	430,293

Income (loss) from operations	1,581	(6,419)	(40,514)	(94,998)

Other income (expense):
Interest income	257	226	958	1,443
Interest expense	(142)	(103)	(562)	(487)
Other miscellaneous income (expense)	—	3	18	102

Income (loss) before provision for income taxes	1,696	(6,293)	(40,100)	(93,940)
Provision for income taxes	—	—	(200)	(148)

Net income (loss)	$1,696	$(6,293)	$(40,300)	$(94,088)

Net income (loss) per share
Basic	$0.03	$(0.10)	$(0.65)	$(1.58)
Diluted	$0.03	$(0.10)	$(0.65)	$(1.58)

Weighted-average common shares outstanding
Basic	62,650	60,513	62,354	59,514
Diluted	67,202	60,513	62,354	59,514

Supplemental information:
Pro forma cash earnings (using actual taxes) (1)	$4,093	$991	$15,967	$(16,815)
Pro forma cash earnings (using 39% tax rate) (2)	$2,497	$605	$9,862	$(10,167)

Pro forma cash earnings per share (using actual taxes)	$0.06	$0.02	$0.23	$(0.25)
Pro forma cash earnings per share (using 39% tax rate)	$0.04	$0.01	$0.14	$(0.15)

Pro forma weighted-average shares outstanding (3)	67,202	64,480	69,396	68,202

Gross profit	$20,627	$18,224	$83,501	$77,820
Gross profit as a percentage of fee revenue	40.1%	38.8%	40.9%	33.0%
EBITDA	$6,727	$4,436	$(19,387)	$(45,372)
EBITDA as a percentage of fee revenue	13.1%	9.4%	(9.5)%	(19.3)%

(1)	Excludes amortization of intangible assets, stock-based compensation, and restructuring charges, incorporating the actual tax provision for the period.
(2)	Excludes the items noted in (1), but assuming a theoretical tax rate of 39% on the pro forma pre-tax cash earnings.
(3)
Includes all issued and outstanding options and warrants as if the exercise proceeds and the tax benefits to the company associated with the exercise of these options and warrants were used to repurchase company shares at the average market price during the period.

DIGITAS INC.
BALANCE SHEET

(dollars in thousands, except share data)

	December 31, 2002	December 31, 2001
ASSETS
Current assets:
Cash and cash equivalents	$68,827	$46,473
Accounts receivable, net of allowance for doubtful accounts of $944 and $2,209 at December 31, 2002 and 2001, respectively	34,920	35,685
Accounts receivable, unbilled	17,986	18,382
Other current assets	5,029	7,899

Total current assets	126,762	108,439
Fixed assets, net	30,892	40,625
Goodwill, net	98,130	98,130
Other intangible assets, net	1,411	2,117
Other assets	2,054	2,269

Total assets	$259,249	$251,580

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,092	$14,091
Current portion of long-term debt	255	231
Billings in excess of cost and estimated earnings on uncompleted contracts	24,685	25,208
Accrued expenses	7,842	9,547
Accrued compensation	17,749	11,299
Accrued restructuring	11,117	10,010
Capital lease obligations	276	662

Total current liabilities	79,016	71,048
Long-term debt, less current portion	563	818
Capital lease obligation, long-term portion	—	278
Accrued restructuring	39,271	9,550
Other long-term liabilities	315	—

Total liabilities	119,165	81,694

Shareholders’ equity:
Preferred shares, $.01 par value per share; 25,000,000 shares authorized and none issued and outstanding at December 31, 2002 and 2001	—	—
Common shares, $.01 par value per share, 175,000,000 shares authorized; 62,510,919 and 60,857,083 shares issued and outstanding at December 31, 2002 and 2001, respectively	625	608
Additional paid-in capital	346,898	345,909
Accumulated deficit	(197,642)	(157,342)
Cumulative foreign currency translation adjustment	(62)	(396)
Deferred compensation	(9,735)	(18,893)

Total shareholders’ equity	140,084	169,886

Total liabilities and shareholders’ equity	$259,249	$251,580